UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2012

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2012 (the "Effective Date"), Glu Mobile Inc. ("Glu") acquired from Atari, Inc. ("Atari") its Deer Hunter trademark and associated domain names and also took a license to the other intellectual property associated with the Deer Hunter brand in a cash transaction (the "Consideration"). This transaction was structured as (1) the assignment of the DEER HUNTER trademarks and associated domain names (the "Brand Assets") for $1.0 million in cash pursuant to a Trademark and Domain Name Purchase Agreement between Glu and Atari (the "Trademark Purchase Agreement") and (2) an exclusive, irrevocable, sublicensable and transferable worldwide license to the other intellectual property associated with the Deer Hunter brand (collectively, the "Deer Hunter IP Assets") for $4.0 million in cash pursuant to a License Agreement between Glu and Atari (the "License Agreement" and, together with the Trademark Purchase Agreement, the "Agreements"). The License Agreement has a term equal to the longer of (A) 99 years and (B) the expiration of the copyrights in and copyrightable elements of the Deer Hunter IP Assets (the "Term").

Pursuant to the Agreements, Atari has the right through September 30, 2015 to continue to use the Brand Assets and Deer Hunter IP Assets in connection with its worldwide distribution of its entertainment software applications based on the Deer Hunter brand that are in existence on the Effective Date (the "Atari Products") on certain desktop and laptop platforms. In exchange for these rights, Atari has agreed to pay Glu a royalty on the revenues generated from its distribution and other commercial exploitation of the Atari Products. In addition, Atari is also subject to certain restrictions with respect to competing in the animal hunting genre through September 30, 2015.

Pursuant to the License Agreement, Glu has agreed to pay Atari a royalty calculated as a percentage of Glu’s net revenues generated from the sale or other commercial exploitation of its applications and other products based on the Deer Hunter brand, ("Net Revenues"), with all such royalties applied against $5.0 million (the "Consideration."). The Consideration is fully recoupable against all royalties payable to Atari before any such royalties are paid to Atari. In determining Glu’s Net Revenues, Glu is permitted certain capped deductions for developments costs, marketing costs and overhead costs.

In accordance with the terms of the License Agreement, the prior license agreement between Glu and Atari relating to the Deer Hunter brand has terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

April 4, 2012	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.01	Press Release issued by Glu on April 4, 2012